Exhibit 10.9

CodeSmart Group, Inc.
103 Waters Edge,
Congers, NY 10920

April 22, 2013

Florida International University
Chapman Graduate School of Business
1101 Brickell Avenue, South Tower #306
Miami, FL 33131
Attn:  Nancy Borkowski, DBA, CPA, FACHE, FHFMA
Clinical Associate Professor
Executive Director, Health Management Programs

Re:           Course Development and Management Services and License Agreement

Reference is made to that certain Course Development and Management Services and License Agreement (the “Agreement”), dated October 31, 2011, by and among International Alliance Solutions (“IAS”) and The Florida International University Board of Trustees on behalf of its College of Business (“FIU”). On October 3, 2012, the founding members and management of International Alliance Solutions transferred all of their intellectual property, contracts and assets to the CodeSmart Group, Inc (“Codesmart”). As of October 3, 2012, IAS ceased operations and in connection therewith, IAS assigned to CodeSmart all of its rights and obligations under the Agreement.

IAS hereby agrees and acknowledges that effective October 3, 2012, its rights and obligations under the Agreement were assigned to CodeSmart.

CodeSmart and FIU have continued to do business under the terms and conditions of the Agreement, in recognition of this assignment from IAS to CodeSmart; however, to memorialize the parties’ acceptance of such assignment under the Agreement, CodeSmart hereby formally requests FIU’s written approval of the assignment of the Agreement to CodeSmart, effective as of October 3, 2012, in accordance with Section 11 of the Agreement.   Please execute below to confirm and/or approve the assignment of the IAS’s rights and obligations under the Agreement to CodeSmart as of October 3, 2012.

This letter may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

By your execution hereof, all signatories below hereby agree to the terms and conditions of this letter agreement.

Very truly yours,

CodeSmart Group, Inc.

By:
Name: Ira Shapiro
Title: Chief Executive Officer

ACCEPTED AND AGREED:

The Florida International University
Board of Trustees

By:
Name:	Nancy Borkowski, DBA, CPA, FACHE, FHFMA Clinical Associate Professor Executive Director, Health Management Programs

Title:	Clinical Associate Professor Executive Director, Health Management Programs

International Alliance Solutions

By:
Name:	Ira Shapiro
Title:	Chief Executive Officer